EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-147119 on Form S-8 pertaining to the Southeastern Bank Financial Corporation 2006 and 2000 Long-Term Incentive Plans and in Registration Statement No. 333-149142 on Form S-8 pertaining to the Southeastern Bank Financial Corporation Director Stock Purchase Plan of our reports dated February 24, 2012 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

February 24, 2012

157